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                                EXHIBIT 23.2
                                ------------

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report, dated April 20, 2001, except for the fourth paragraph of Note 1 as to which the date is May 17, 2001, in the Registration Statement on Form S-8 pertaining to the Peabody Energy Corporation Deferred Compensation Plan, with respect to the consolidated financial statements and schedule of Peabody Energy Corporation included in its Annual Report on Form 10-K/A for the year ended March 31, 2001 filed with the Securities and Exchange Commission.



                              ERNST & YOUNG LLP

                              /s/ Ernst & Young LLP


St. Louis, Missouri
December 7, 2001